INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement (No. 33-95810) of Game Financial Corporation on Form S-8 of our report dated February 2, 1996, appearing in the Annual Report on Form 10-KSB of Game Financial Corporation for the year ended December 31, 1996.




                                              LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
March 28, 1997